Exhibit 99.1
Pro Forma Financial Information
     GATX Financial Corporation (“GFC” or the “Company”) is a wholly owned subsidiary of GATX Corporation (“GATX” or the “Parent Company”). GFC provides services primarily through three operating segments: GATX Rail (“Rail”), GATX Air (“Air”) and GATX Specialty (“Specialty”). During 2006, GFC announced agreements to sell certain Air assets and operations to Macquarie Aircraft Leasing Limited (“MALL”) and AerCap Group (“AerCap”) and sold its interest in its Pembroke affiliate. These operations and assets comprise substantially all of the Air business.
     As of September 30, 2006, the sales of certain wholly owned and affiliated aircraft to AerCap and Air’s interest in its Pembroke affiliate were completed. Subsequently, Air completed the sale to MALL of its wholly owned aircraft and the sale to AerCap of certain additional wholly owned and affiliated aircraft. The sale of Air’s interests in its 11 aircraft leasing affiliates to MALL and the sale of eight affiliated aircraft to AerCap are expected to be completed by year end.
     The accompanying pro forma condensed consolidated financial statements reflect the financial position and results of operations of GFC after giving effect to the completion of the sales of substantially all of Air’s operations. These pro forma statements have been prepared by the Company based on the assumptions identified in the related footnotes and are shown for comparative purposes only. The pro forma statements do not purport to represent what the actual consolidated results of operations or consolidated financial position of GFC would have been had the dispositions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Also, if any of the remaining sales are not completed or are completed in a manner different from GFC’s current expectations, pro forma results will vary. The pro forma condensed consolidated financial statements should be read in conjunction with GFC’s historical consolidated financial statements and accompanying footnotes.

GATX FINANCIAL CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
September 30, 2006
(In Millions)

		Pro-Forma		Pro-Forma
	As Reported	Adjustments		GATX Financial
Assets

Cash and Cash Equivalents	$90.2	$736.5	(2g)	$826.7
Restricted Cash	57.5	—		57.5

Receivables
Rent and other receivables	93.3	—		93.3
Finance leases	361.9	—		361.9
Loans	23.1	—		23.1
Less — allowance for possible losses	(11.2)	—		(11.2)

	467.1	—		467.1

Operating Lease Assets, Facilities and Other
Rail	4,201.4	—		4,201.4
Specialty	104.0	—		104.0
Other	361.3	—		361.3
Less — allowance for depreciation	(1,781.5)	—		(1,781.5)

	2,885.2	—		2,885.2

Due from GATX Corporation	425.9	—		425.9
Investments in Affiliated Companies	310.5	—		310.5
Goodwill	91.2	—		91.2
Other Assets	159.7	—		159.7
Assets of Discontinued Operations	1,561.9	(1,561.9	)(2a)	—

Total Assets	$6,049.2	$(825.4)		$5,223.8

Liabilities and Shareholder’s Equity

Accounts Payable and Accrued Expenses	$142.5	$—		$142.5

Debt
Commercial paper and bank credit facilities	285.9	—		285.9
Recourse	2,572.4	(692.8	)(2b)	1,879.6
Nonrecourse	3.8	—		3.8
Capital lease obligations	52.5	—		52.5

	2,914.6	(692.8)		2,221.8

Current Income Taxes	—	150.0	(2c)	150.0
Deferred Income Taxes	764.1	(148.0	)(2d)	616.1
Other Liabilities	237.9	(7.5	)(2e)	230.4
Liabilities of Discontinued Operations	131.0	(131.0	)(2a)	—

Total Liabilities	4,190.1	(829.3)		3,360.8
Total Shareholder’s Equity	1,859.1	3.9	(2f)	1,863.0

Total Liabilities and Shareholder’s Equity	$6,049.2	$(825.4)		$5,223.8

The accompanying notes are an integral part of the pro forma financial information presented.

GATX FINANCIAL CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005
(In Millions)

		Pro-Forma		Pro-Forma
	As Reported	Adjustments		GATX Financial
Gross Income
Lease income	$878.4	$(117.6	)(3a)	$760.8
Marine operating revenue	138.3	—		138.3
Interest income on loans	8.5	(0.4	)(3a)	8.1
Asset remarketing income	43.7	(2.3	)(3a)	41.4
Fees	17.7	(12.6	)(3a)	5.1
Other	100.3	(0.5	)(3a)	99.8

Revenues	1,186.9	(133.4)		1,053.5
Share of affiliates’ (losses) earnings	(28.8)	102.5	(3a)	73.7

Total Gross Income	1,158.1	(30.9)		1,127.2

Ownership Costs
Depreciation	202.7	(59.8	)(3a)	142.9
Interest expense, net	143.9	(32.3	)(3a)	111.6
Operating lease expense	187.0	(7.0	)(3a)	180.0

Total Ownership Costs	533.6	(99.1)		434.5

Other Costs and Expenses
Maintenance expense	194.9	(0.8	)(3a)	194.1
Marine operating expense	108.9	—		108.9
Selling, general and administrative	114.4	(25.9	)(3a)	88.5
Asset impairment charges	83.4	(77.2	)(3a)	6.2
Other expenses	56.1	(1.0	)(3a)	55.1

Total Other Costs and Expenses	557.7	(104.9)		452.8

Income (Loss) from Continuing Operations before Income Taxes	66.8	173.1		239.9
Income Tax Provision (Benefit)	21.0	68.6	(3b)	89.6

Income (Loss) from Continuing Operations	$45.8	$104.5		$150.3

The accompanying notes are an integral part of the pro forma financial information presented.

GATX FINANCIAL CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004
(In Millions)

		Pro-Forma		Pro-Forma
	As Reported	Adjustments		GATX Financial
Gross Income
Lease income	$790.3	$(101.0	)(3a)	$689.3
Marine operating revenue	111.8	—		111.8
Interest income on loans	17.8	(0.1	)(3a)	17.7
Asset remarketing income	36.5	(5.5	)(3a)	31.0
Fees	20.9	(9.3	)(3a)	11.6
Other	210.5	(2.6	)(3a)	207.9

Revenues	1,187.8	(118.5)		1,069.3
Share of affiliates’ earnings	65.2	(11.1	)(3a)	54.1

Total Gross Income	1,253.0	(129.6)		1,123.4

Ownership Costs
Depreciation	194.5	(59.5	)(3a)	135.0
Interest expense, net	141.5	(18.1	)(3a)	123.4
Operating lease expense	173.6	(3.8	)(3a)	169.8

Total Ownership Costs	509.6	(81.4)		428.2

Other Costs and Expenses
Maintenance expense	189.2	(1.6	)(3a)	187.6
Marine operating expense	87.7	—		87.7
Selling, general and administrative	112.0	(21.5	)(3a)	90.5
Asset impairment charges	3.4	(0.4	)(3a)	3.0
Other expenses	31.2	(1.8	)(3a)	29.4

Total Other Costs and Expenses	423.5	(25.3)		398.2

Income from Continuing Operations before Income Taxes	319.9	(22.9)		297.0
Income Taxes	115.9	(9.1	)(3b)	106.8

Income from Continuing Operations	$204.0	$(13.8)		$190.2

The accompanying notes are an integral part of the pro forma financial information presented.

GATX FINANCIAL CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003
(In Millions)

		Pro-Forma		Pro-Forma
	As Reported	Adjustments		GATX Financial
Gross Income
Lease income	$762.2	$(90.8	)(3a)	$671.4
Marine operating revenue	85.0	—		85.0
Interest income on loans	41.4	0.2	(3a)	41.6
Asset remarketing income	37.9	(0.8	)(3a)	37.1
Fees	18.0	(7.4	)(3a)	10.6
Other	101.0	(3.3	)(3a)	97.7

Revenues	1,045.5	(102.1)		943.4
Share of affiliates’ earnings	66.8	(17.6	)(3a)	49.2

Total Gross Income	1,112.3	(119.7)		992.6

Ownership Costs
Depreciation	188.0	(55.1	)(3a)	132.9
Interest expense, net	158.5	(15.0	)(3a)	143.5
Operating lease expense	176.0	(3.9	)(3a)	172.1

Total Ownership Costs	522.5	(74.0)		448.5

Other Costs and Expenses
Maintenance expense	166.0	(1.5	)(3a)	164.5
Marine operating expense	68.9	—		68.9
Selling, general and administrative	141.9	(18.1	)(3a)	123.8
Asset impairment charges	24.6	(2.4	)(3a)	22.2
Other expenses	47.2	(8.8	)(3a)	38.4

Total Other Costs and Expenses	448.6	(30.8)		417.8

Income from Continuing Operations before Income Taxes	141.2	(14.9)		126.3
Income Taxes	44.0	(6.6	)(3b)	37.4

Income from Continuing Operations	$97.2	$(8.3)		$88.9

The accompanying notes are an integral part of the pro forma financial information presented.

GATX FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
NOTE 1. Basis of Presentation
     The pro forma condensed consolidated balance sheet of GFC as of September 30, 2006, gives effect to the dispositions of all the assets and liabilities of the Air discontinued operations, representing the net assets of the Air segment remaining as of that date, the repayment of related external debt and the termination of related derivatives. The pro forma condensed consolidated balance sheet assumes the dispositions occurred as of the balance sheet date. The pro forma condensed consolidated statements of income of GFC for the years ended December 31, 2005, 2004, and 2003 assume the sales of substantially all of Air’s historical operations, comprising those sold through November 30, 2006, and those expected to be sold prior to year end, occurred on January 1 of each period presented. The financial results of the Air Segment were reported as discontinued operations for the period ended September 30, 2006. As a result, a pro forma condensed consolidated statement of income for the period ended September 30, 2006 is not required to be filed. In the opinion of management, these financial statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the sales on the historical financial information of GFC. The pro forma condensed consolidated financial statements do not necessarily represent what GFC’s financial position or results of operations would have been had the sales occurred on such dates or project GFC’s financial position or results of operations at or for any future date or period. The pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of GFC.
NOTE 2. Pro Forma Condensed Consolidated Balance Sheet Adjustments
     The pro forma condensed consolidated balance sheet assumes that substantially all of the assets and operations of Air that were remaining as of September 30, 2006, were sold on that date. The determination of the final proceeds from these sales will be dependent on the timing and/or completion of the sales and the resolution of potential purchase price adjustments. Thus, actual amounts may vary from these pro forma adjustments.
(a)	Represents the assets and liabilities of Air to be sold, transferred and/or settled as part of the transactions.

(b)	Represents indebtedness directly related to Air assets that was repaid out of sales proceeds.

(c)	Represents the reclassification of $150 million of deferred income taxes to current income taxes as a result of the estimated impact of the dispositions completed and expected to be completed in 2006. GFC’s actual income tax payable for the year ended December 31, 2006 may vary depending on the completion of the transactions, the impact of GFC’s continuing operations on consolidated taxable income and GFC’s relative contribution to GATX’s consolidated tax position.

(d)	Represents the reclassification of $150 million of deferred income taxes to current income taxes net of estimated income taxes of $2.0 million on the remaining gain expected to be recognized upon completion of the Air transactions.

(e)	Represents the settlement of $1.8 million of Air related derivatives and payments of $5.7 million of accrued transaction costs consisting of commissions, legal fees, accounting and other disposal expenses.

(f)	Represents an estimate of the remaining after tax gain to be recognized upon completion of the Air transactions.

(g)	The estimated net cash proceeds resulting from the sale of Air are shown below (in millions):

	MALL	AerCap	Total
Estimated cash proceeds	$1,300.4	$136.4	$1,436.8
Estimated debt repayments	(692.8)	—	(692.8)
Estimated liability repayments	(7.3)	(0.2)	(7.5)

Estimated net proceeds	$600.3	$136.2	$736.5

NOTE 3. Pro Forma Condensed Consolidated Statements of Income Adjustments
     The pro forma condensed consolidated statements of income assume that the sale of Air occurred as of January 1 of each period presented. Actual amounts could vary from these pro forma adjustments.
(a)	The pro forma adjustments reflect the historical activity related to the assets and operations sold through November 30, 2006 and those expected to be sold prior to year end. Additionally, the adjustments reflect the interest costs associated with the debt secured by certain Air assets and subsequently repaid with the proceeds from the sales.

(b)	The pro forma adjustment for income taxes is based on an estimate of Air’s relative contribution to GFC’s consolidated tax position.